Exhibit 10.10

(English Summary)

Technology Cooperation Agreement

Date: 7 March 2008

Contractual Parties:

Party A: College of Food of Heilongjiang Ba Yi Land Reclamation University

Party B: Daqing Long He Da Food Co., Ltd

With regard to research for extracting rare fruits and relevant manufacturing technology, both Parties agree as follows through negotiation:

I.

Party A’s responsibilities:

1.

Upon Party B’s requirement, Party A shall conduct research on extracting beneficial materials from rare fruits, such as golden berries, blueberries, raspberries and malusasiatica.

2.

Party A shall be responsible for component analysis for rare fruits and conduct research for extracting active component. Any recommended manufacturing method based on the research results shall be economically reasonable, energy-saving and practical.

3.

Party A shall act as Party B’s long-term technology support to offer multifunctional technology cooperation with Party B, and shall be responsible for Party B’s long-term technology service to solve problems arising from Party B’s manufacturing process.

4.

Party A shall be responsible for providing technology and product quality criteria .The intellectual property in the research results shall belong to Party B.

II.

Party B’s responsibilities:

1.

If the research results have been adopted in the form of a manufacturing method, Party B shall establish production lines and purchase equipment in accordance with technology information provided by Party A. The supplier of the equipment shall install the equipment.

2.

Party B shall provide necessary budget and equipment for the development of a new manufacturing method.

3.

Party B shall strictly implement the technology specification, product quality criteria and examination method provided by Party A. It shall be liable for disputes or damages arising out of product quality resulted from Party B’s failure to comply with the above criteria.

4.

The research budget is RMB 180,000 Yuan (the research results shall pass the medium scale test and industrial performance test, and reach the requirement for industrialized production). Party B shall pay RMB 80,000 Yuan after the execution of the Agreement and shall pay another RMB 50,000 Yuan when the research results have passed the preliminary test and medium scale test. The remaining RMB 50,000 Yuan shall be paid off before the end of September 2009.

III.

Both Parties shall take responsibilities to ensure that the research will progress smoothly, to guarantee their creditworthiness and to achieve mutual development.

IV.

This Agreement shall be effective until September 30, 2009.

V.

Any issues not stipulated in this Agreement shall be separately negotiated by both Parties.

VI.

This Agreement is executed in four originals and each Party shall hold two originals. This Agreement shall become effective upon execution.

Execution:

Party A: Heilongjiang Ba Yi Nong Ken University Food Collage (seal)

Representative:

Party B: Daqing Long He Da Food Co., Ltd (seal)

Representative: